UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel

On March 27, 2018, AcelRx Pharmaceuticals, Inc. (the “Company”) announced that John Saia, age 45, had been appointed by the Company’s Board of Directors to serve as General Counsel of the Company effective April 16, 2018 (the “Start Date”).

Mr. Saia joins the Company from McKesson Corporation, a publicly traded healthcare company, where he served for over 10 years in various roles with increasing responsibilities and leadership, including most recently as the Corporate Secretary and Associate General Counsel from 2015 to 2018. Prior to that, his roles at McKesson Corporation, included Assistant General Counsel from 2013 to 2015, Senior Lead Counsel from 2012 to 2013, and Senior Counsel from 2007 to 2012. Prior to joining McKesson, Mr. Saia worked in private practice at DLA Piper and before that was an attorney at the U.S. Securities and Exchange Commission. Mr. Saia holds a Bachelor of Science in Political Science from Santa Clara University, and a Juris Doctor from The George Washington University Law School.

In connection with the appointment, Mr. Saia executed an offer letter, which provides that he will be employed by the Company on an “at will” basis and will receive, among other things: an initial annual base salary of $325,000; an annual cash bonus targeted at 35% of Mr. Saia’s base salary (pro-rated for 2018), with actual bonus payments based on the achievement of corporate performance and individual performance objectives, as determined by the Compensation Committee of the Board of Directors; and eligibility to participate in the Company’s Amended and Restated Severance Benefit Plan.

In connection with the offer letter, the Company also intends to request that the Compensation Committee of the Board of Directors approve that Mr. Saia be awarded on the Start Date an option under the Company’s 2011 Equity Incentive Plan to purchase 145,000 shares of the Company’s common stock with an exercise price to be equal to the closing sales price of the Company’s common stock on the Start Date as reported by Nasdaq, and vesting as follows: 25% of the shares to vest on the first anniversary of the Start Date and then 1/48th of the shares vesting on each of the 36 months thereafter, in all cases subject to Mr. Saia’s continuous service.

The foregoing description of Mr. Saia’s employment terms is qualified in its entirety by reference to the full text of his offer letter, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1+	Offer Letter dated March 16, 2018 with John Saia.

+ Indicates management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2018	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Offer Letter dated March 16, 2018 with John Saia.

+ Indicates management contract or compensatory plan.